UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 12, 2021

Date of Report (Date of earliest event reported)

Aprea Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39069	84-2246769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Boylston Street Boston, Massachusetts (Address of principal executive offices)	02116 (Zip Code)

Registrant's telephone number, including area code: (617) 463-9385

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	APRE	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02 Results of Operations and Financial Condition

As discussed below, in connection with participation in the 39th Annual J.P. Morgan Healthcare Conference, Aprea Therapeutics, Inc. (the “Company”) updated its corporate presentation to include disclosure that the Company had $89.0 million of cash and cash equivalents (unaudited) as of December 31, 2020.

Because the Company’s consolidated financial statements for the year ended December 31, 2020 have not yet been finalized or audited, the preliminary statement of the Company’s cash and cash equivalents as of December 31, 2020 in this Item 2.02 is subject to change, and the Company’s actual cash and cash equivalents as of December 31, 2020 may differ materially from this preliminary estimate. Accordingly, you should not place undue reliance on this preliminary estimate.

Item 7.01 Regulation FD Disclosure

Beginning on January 12, 2021, the Company will participate in the 39th Annual J.P. Morgan Healthcare Conference. The Company has updated its corporate presentation that it intends to use in connection with its presentation on Tuesday January 12, 2020 at 2:50 p.m. Eastern Time in meetings with investors. The updates primarily include updates on the Company’s ongoing and planned clinical trials and disclosure regarding the Company’s cash and cash equivalents as of December 31, 2020.

A copy of the Company’s corporate presentation is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
99.1	Aprea Therapeutics, Inc. Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aprea Therapeutics, Inc.

Dated: January 12, 2021	By:	/s/ Christian S. Schade
Name: Christian S. Schade
Title: Chairman and Chief Executive Officer